Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated December 4, 2006 relating to the consolidated financial statements and financial statement schedules of JA Solar Holdings Co. Ltd, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, People’s Republic of China

January 16, 2007